THE NEEDHAM FUNDS, INC.
FIRST AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS FIRST AMENDMENT dated as of the 6th day of October, 2014, to the to the Amended and Restated Custody Agreement originally made and entered into as of May 26, 2010, amended and restated as of June 7, 2012 (the “Agreement”), is entered into by and between NEEDHAM FUNDS, INC., a Maryland corporation (the “Company”) and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers on one or more counterparts as of the date and year first written above.

THE NEEDHAM FUNDS, INC.	U.S. BANK, N.A

By: /s/ James W. Giangrasso	By: /s/ Michael R. McVoy

Name: James W. Giangrasso	Name: Michael R. McVoy

Title: Secretary and Treasurer	Title: Senior Vice President

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Amended Exhibit D to the Amended and Restated Custody Agreement – The Needham
Funds, Inc.

Custody Services Fee Schedule at October, 2014

Annual Fee Based Upon Market Value Per Fund*
0.5 Basis Point on average daily market value of all long securities and cash held in the portfolio
Minimum annual fee per fund - $XXXX
plus portfolio transaction fees

Portfolio Transaction Fees
▪	$ XXXX – Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$ XXXX – Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction
▪	$ XXXX – Option/SWAPS/future contract written, exercised or expired
▪	$ XXXX – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$ XXXX – Physical security transaction
▪	$ XXXX – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$ XXXX – Segregated account per year

▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

Chief Compliance Officer Support Fee*
▪	$ XXXX / year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Additional Services
Additional fees apply for global servicing.  Fund of Fund expenses quoted separately.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

10/2014	2

Amended Exhibit D (continued) to the Amended and Restated Custody Agreement – The Needham Funds, Inc.

Additional Global Sub-Custodial Services Annual Fee Schedule at October, 2014

*Safekeeping and transaction fees are assessed on security and currency transactions.

Annual Base Fee - A monthly minimum charge per account (fund) will apply based on the number of foreign securities held.

▪	1-5 foreign securities: $ XXXX
▪	6-25 foreign securities: $ XXXX
▪	26-50 foreign securities: $ XXXX
▪	Over 50 foreign securities: $ XXXX

▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $ XXXX per claim.

10/2014	3

Amended Exhibit D (continued) to the Amended and Restated Custody Agreement – The
Needham Funds, Inc.

Additional Global Sub-Custodial Services Annual Fee Schedule (continued) at October,
2014

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

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